Exhibit 99.01

Independent Accountant's Report


MBNA America Bank, N.A.
400 Christiana Road
Newark, Delaware  19713

       and

The Bank of New York
101 Barclay Street
New York, New York  10286

MBNA Master Credit Card Trust II

We have examined management's assertion that MBNA America
Bank, N.A.
("MBNA" or "the Company"), a wholly owned subsidiary of MBNA Corporation complied with the covenants and conditions of sections 2.05(e), 2.06,
2.07, 2.08(a), 3.02, 3.04(a) and (b), 3.06(b), 4.02(a) and
4.03(a) and
(c) of the Pooling and Servicing Agreement dated as of August 4, 1994, as amended ("Agreement") and the appropriate sections of the applicable
Series' Pooling and Servicing Agreement Supplements
("Agreement
Supplements"), between MBNA and The Bank of New York, as of
June 30,
1996 and for the year then ended, or portion of said year, as specified in Attachment A. This assertion is included in the accompanying report by management titled, "Report of Management on Credit Card Trust Control
Structure Policies and Procedures and Pooling and Servicing
Agreement
Compliance" (the "Report"). Management is responsible for MBNA's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the
American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about MBNA's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.
Our
examination does not provide a legal determination of MBNA's compliance with specified requirements.

As discussed in the Report, management in providing its assertion on compliance assumed the accuracy of the reports prepared by MBNA's bank card processor and did not extend its assessment to the relevant aspects of MBNA's compliance that are the responsibility of the bank card processor. Accordingly, and in accordance with Section 3.06(a) of the
Agreement, our examination did not extend to those aspects of MBNA's compliance that are the responsibility of the bank card processor and we do not express an opinion or any other form of assurance on those compliance aspects.

In our opinion, management's assertion that MBNA was in compliance with the covenants and conditions of the sections in the Agreement and the applicable Agreement Supplement, referred to above, as of June 30, 1996 and for the year then ended, or portion of said year as specified in
Attachment A, is fairly stated, in all material respects.

This report is intended solely for the information and use of the board of directors and management of MBNA and should not be referred to or distributed for any purpose to anyone who is not authorized to receive such information as specified in the Agreement or in the Exhibits attached thereto or in the applicable Series' Underwriting Agreement, as specified in Attachment A. However, this report is a matter of public record as a result of being included as an exhibit to the annual report on Form 10-K prepared by MBNA and filed with the Securities and Exchange
Commission on behalf of MBNA Master Credit Card Trust II and its distribution is not limited.

Ernst & Young LLP

July 26, 1996

Attachment A                                                                                                        Date of
           Pooling & Servicing                                                                                        Underwriting
           Agreement                                                                                                  /Subscription
  Series   Supplement Date   PSA Supplement Sections       Compliance Period                   Lead Underwriter        Agreement
 1994 - A    August 4, 1994  3(b), 4.05(a)(i), 4.09, 4.10, July 1, 1995 - June 30, 1996         CS First Boston        28-Jul-94
                             5.02 (a), 9(c) and (d) 11
 1994 - B   August 18, 1994  3(b), 4.05(a)(i), 4.09, 4.10, July 1, 1995 - June 30, 1996       Merrill Lynch & Co.      11-Aug-94
                             5.02(a), 9(c) and (d) 11
 1994 - C   October 26, 1994 3(b), 4.05(a)(i), 4.09, 4.10, July 1, 1995 - June 30, 1996       Merrill Lynch & Co.      19-Oct-94
                             5.02 (a), 9(c) and (d) 11
 1994 - D   October 26, 1994 3(b), 4.05(a)(i), 4.09, 4.10, July 1, 1995 - June 30, 1996       Merrill Lynch & Co.      19-Oct-94
                              5.02(a), 9(c) and (d) 11
 1994 - E  December 15, 1994 3(c), 4.05(a)(i), 4.09, 4.10, July 1, 1995 - June 30, 1996
                             5.02(a), 10(c) and (d) and 12
 1995 - A    March 22, 1995  3(b), 4.05(a)(i), 4.09, 4.10, July 1, 1995 - June 30, 1996       Merrill Lynch & Co.      15-Mar-95
                             5.02(a), 9(c) and (d) and 11
 1995 - B     May 23, 1995   3(b), 4.05(a)(i), 4.09, 4.10, July 1, 1995 - June 30, 1996  J.P. Morgan Securities, Inc.  15-May-95
                             5.02(a), 9(c) and (d) and 11
 1995 - C    June 29, 1995   3(b), 4.05(a)(i), 4.09, 4.11, July 1, 1995 - June 30, 1996      Lehman Brothers Inc.      22-Jun-95
                             5.02(a), 9(c) and (d) and 12
 1995 - D    June 29, 1995   3(b), 4.05(a)(i), 4.09, 4.11, July 1, 1995 - June 30, 1996      Lehman Brothers Inc.      22-Jun-95
                             5.02(a), 9(c) and (d) and 12
 1995 - E    August 2, 1995  3(b), 4.05(a)(i), 4.09, 4.10, August 2, 1995 - June 30, 1996       CS First Boston        26-Jul-95
                             5.02(a), 9(c) and (d) and 11
 1995 - F   August 30, 1995  3(b), 4.05(a)(i), 4.09, 4.10, August 30, 1995 - June 30, 199       CS First Boston        16-Aug-95
                             5.02(a), 9(c) and (d) and 11
 1995 - G  September 27, 19953(b), 4.05(a)(i), 4.09, 4.10, September 27, 1995 - June 30,        Lehman Brothers        22-Sep-96
                              5.02(a), 9(c) and (d) and 11
 1995 - H  September 28, 19953(b), 4.05(a)(i), 4.09, 4.10, September 28, 1995 - June 30,  Barclays de Zoete Wedd Limit 22-Sep-96
                              5.02(a), 9(c) and (d) and 11
 1995 - I   October 26, 1995 3(b), 4.05(a)(i), 4.09, 4.10, October 27, 1995 - June 30,199     Merrill Lynch & Co.      19-Oct-95
                              5.02(a), 9(c) and (d) and 11
 1995 - J  November 21, 1995 3(b), 4.05(a)(i), 4.09, 4.10, November 21, 1995 - June 30,19J. P. Morgan Securities, Inc. 14-Nov-95
                              5.02(a), 9(c) and (d) and 11
 1996 - A  February 28, 1996 3(b), 4.05(a)(i), 4.09, 4.10, February 28, 1996 - June 30,19    Goldman, Sachs & Co.      21-Feb-96
                              5.02(a), 9(c) and (d) and 11
 1996 - B    March 26, 1996  3(b), 4.05(a)(i), 4.09, 4.10, March 26, 1996 - June 30, 1996    Lehman Brothers Inc.      18-Mar-96
                             5.02(a), 9(c) and (d) and 11
 1996 - C    March 27, 1996  3(b), 4.05(a)(i), 4.09, 4.10, March 27, 1996 - June 30, 1996     Merrill Lynch & Co.      20-Mar-96
                             5.02(a), 9(c) and (d) and 11
 1996 - D     May 1, 1996    3(b), 4.05(a)(i), 4.09, 4.10, May 1, 1996 - June 30, 1996        Merrill Lynch & Co.      24-Apr-96
                             5.02(a), 9(c) and (d) and 11
  1996-E      May 21, 1996   3(b), 4.05(a)(i), 4.09, 4.10, May 21, 1996 - June 30, 1996        J.P. Morgan & Co.       13-May-96
                              5.02(a), 9(c) and (d) and 11


Independent Accountant's Report
on Applying Agreed-Upon Procedures


MBNA America Bank, N.A.
400 Christiana Road
Newark, Delaware 19713

      and

The Bank of New York
101 Barclay Street
New York, New York  10286

MBNA Master Credit Card Trust  II

We have performed the procedures enumerated below, which were agreed to by MBNA America Bank, N.A. ("MBNA") and The Bank of New York, solely to assist you with respect to the monthly certificates for each series (as specified in Attachment A) in the MBNA Master Credit Card Trust II
("Trust"), prepared by ("MBNA") pursuant to subsection
3.04(b) of the
Pooling and Servicing Agreement dated as of August 4, 1994, as amended
("Agreement") between MBNA and The Bank of New York, as of
June 30, 1996
and for the year then ended, or portion of said year as specified in
Attachment A. This engagement was performed in accordance with standards established by the American Institute of Certified Public
Accountants. The sufficiency of the procedures is solely the responsibility of MBNA and The Bank of New York. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

Our procedures were as follows: We have compared the amounts in the
"mathematical calculations" set forth in the monthly certificates for each series in the Trust, for the periods noted in Attachment A, prepared by MBNA pursuant to subsection 3.04(b) of the Agreement with reports prepared by MBNA's bank card processor, which were the source of such amounts.

As a result of the procedures performed we noted no instances where such amounts set forth in the monthly certificates were not in agreement with reports prepared by MBNA's bank card processor.

We were not engaged to, and did not, perform an audit, the objective of which would be the expression of any opinion on the monthly certificates for each series included in the Trust, prepared by MBNA pursuant to subsection 3.04(b) of the Agreement or on the reports prepared by MBNA's bank card processor. Had we performed additional procedures with respect to both the monthly certificates prepared by MBNA pursuant to subsection 3.04(b) of the Agreement and the reports prepared by MBNA's bank card processor, which were the source of such amounts, other matters might have come to our attention that would have been reported to you. This report relates only to the comparison of the amounts in the mathematical calculations specified above and does not extend to any financial statements of MBNA taken as a whole.

This report is intended solely for the information and use of the users listed above and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes. However, this report is a matter of public record as a result of being included as an exhibit to the annual report on Form 10-K prepared by MBNA and filed with the Securities and
Exchange Commission on behalf of MBNA Master Credit Card Trust II and its distribution is not limited.

Ernst & Young LLP

July 26, 1996


Attachment A

     Pooling and Servicing
Series  Agreement Supplement Date  Compliance Period
1994 - A         4-Aug-94          July 1, 1995 - June 30,1996

1994 - B         18-Aug-94         July 1, 1995 - June 30,1996

1994 - C         26-Oct-94         July 1, 1995 - June 30,1996

1994 - D         26-Oct-94         July 1, 1995 - June 30,1996

1994 - E         15-Dec-94         July 1, 1995 - June 30,1996

1995 - A         22-Mar-95         July 1, 1995 - June 30,1996

1995 - B         23-May-95         July 1, 1995 - June 30,1996

1995 - C         29-Jun-95         July 1, 1995 - June 30,1996

1995 - D         29-Jun-95         July 1, 1995 - June 30,1996

1995 - E         2-Aug-95          August 2, 1995 - June 30,1996

1995 - F         30-Aug-95         August 30, 1995 - June 30, 1996

1995 - G         27-Sep-95         September 27, 1995 - June 30, 1996

1995 - H         28-Sep-95         September 28, 1995 - June 30, 1996

1995 - I         26-Oct-95         October 26, 1995 - June 30, 1996

1995 - J         21-Nov-95         November 21, 1995 - June 30, 1996

1996 - A         28-Feb-96         February 28, 1996 - June 30, 1996

1996 - B         26-Mar-96         March 26, 1996 - June 30, 1996

1996 - C         27-Mar-96         March 27, 1996 - June 30, 1996

1996 - D         1-May-96          May 1, 1996 - June 30, 1996

 1996-E          21-May-96         May 21, 1996 - June 30, 1996


Independent Accountant's Report


MBNA America Bank, N.A.
400 Christiana Road
Newark, Delaware  19713

      and

The Bank of New York
101 Barclay Street
New York, New York  10286

MBNA Master Credit Card Trust II

We have examined management's assertion that MBNA America
Bank, N.A.
("MBNA"), a wholly owned subsidiary of MBNA Corporation maintained control structure policies and procedures over the functions performed as servicer of the MBNA Master Credit Card Trust II ("Trust"), including all Series of the Trust as specified in Attachment A, that are effective, as of June 30, 1996 in providing reasonable assurance that
Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Pooling and Servicing
Agreement dated as of August 4, 1994, as amended ("Agreement"), and the applicable Pooling and Servicing Agreement Supplement for each Series as specified in Attachment A (together the "Agreements"), between MBNA as
Seller and Owner/Servicer, and The Bank of New York, as Trustee on behalf of the Certificate holders of the Trust, and are recorded properly to permit the preparation of the required financial reports.
This assertion is included in the accompanying report of management titled, "Report of Management on Credit Card Trust Control Structure
Policies and Procedures and Pooling and Servicing Agreement
Compliance"
(the "Report").

Our examination was made in accordance with standards established by the
American Institute of Certified Public Accountants, and accordingly, included obtaining an understanding of the control structure policies and procedures over the functions performed by MBNA as servicer of the
Trust, testing and evaluating the design and operating effectiveness of the policies and procedures, and such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

As discussed in the Report, management in providing its assertion on the control structure policies and procedures assumed the accuracy of reports prepared by MBNA's bank card processor and did not extend its assessment to the control structure policies and procedures of MBNA's bank card processor. Accordingly, and in accordance with Section
3.06(a) of the Agreement, our examination did not extend to the control structure policies and procedures of MBNA's bank card processor and we do not express an opinion or any other form of assurance on those control structure policies and procedures.

Because of inherent limitations in any control structure policies and procedures, errors or irregularities may occur and not be detected.
Also, projections of any evaluation of the control structure policies and procedures over the functions performed by MBNA as servicer of the
Trust to future periods are subject to the risk that the policies and procedures may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assertion, that MBNA maintained control structure policies and procedures over the functions performed as servicer of the Trust that are effective, as of June 30, 1996, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Agreements, between MBNA as Seller and Owner/Servicer, and The
Bank of New York, as Trustee on behalf of the Certificate holders of the
Trust, and are recorded properly to permit the preparation of the required financial reports, is fairly stated, in all material respects, based upon the following criteria specified in the Report:

          Policies and procedures provide reasonable assurance that funds collected are remitted to the Trustee in accordance with the Agreements.

          Policies and procedures provide reasonable assurance that Trust assets are segregated from those retained by MBNA in accordance with the Agreements.

          Policies and procedures provide reasonable assurance that expenses incurred by the Trust are calculated and remitted in accordance with the Agreements.

          Policies and procedures provide reasonable assurance that the addition of accounts to the Trust are authorized in accordance with the Agreements.

          Policies and procedures provide reasonable assurance that the removal of accounts from the Trust are authorized in accordance with the Agreements.

          Policies and procedures provide reasonable assurance that Trust assets amortizing out of the Trust are calculated in accordance with the Agreements.

          Policies and procedures provide reasonable assurance that monthly
Trust reports generated in the form of "Exhibits" and provided to the Trustee are reviewed by a Vice President or above prior to distribution.

          Policies and procedures provide reasonable assurance that monthly
Trust reports generated in the form of "Exhibits" contain all required information per section 5.02 of the Agreements.

This report is intended solely for the information and use of the board of directors and management of MBNA and should not be referred to or distributed for any purpose to anyone who is not authorized to receive such information as specified in the Agreement or in the Exhibits attached thereto or in each Series' Underwriting Agreement , as specified in Attachment A. However, this report is a matter of public record as a result of being included as an exhibit to the annual report on Form 10-K prepared by MBNA and filed with the Securities and Exchange
Commission on behalf of MBNA Master Credit Card Trust II and its distribution is not limited.

Ernst & Young LLP

July 26, 1996

Attachment A

        Pooling and Servicing Agreement                            Date of Underwriting
Series  Supplement Date               Lead Underwriter             /Subscription Agreement
1994 - A           4-Aug-94                  CS First Boston              28-Jul-94

1994 - B          18-Aug-94                Merrill Lynch & Co.            11-Aug-94

1994 - C          26-Oct-94                Merrill Lynch & Co.            19-Oct-94

1994 - D          26-Oct-94                Merrill Lynch & Co.            19-Oct-94

1994 - E          15-Dec-94

1995 - A          22-Mar-95                Merrill Lynch & Co.            15-Mar-95

1995 - B          23-May-95           J.P. Morgan Securities, Inc.        15-May-95

1995 - C          29-Jun-95               Lehman Brothers Inc.            22-Jun-95

1995 - D          29-Jun-95               Lehman Brothers Inc.            22-Jun-95

1995 - E           2-Aug-95                  CS First Boston              26-Jul-95

1995 - F          30-Aug-95                  CS First Boston              16-Aug-95

1995 - G          27-Sep-95                  Lehman Brothers              22-Sep-96

1995 - H          28-Sep-95           Barclays de Zoete Wedd Limite       22-Sep-96

1995 - I          26-Oct-95                Merrill Lynch & Co.            19-Oct-95

1995 - J          21-Nov-95           J. P. Morgan Securities, Inc.       14-Nov-95

1996 - A          28-Feb-96               Goldman, Sachs & Co.            21-Feb-96

1996 - B          26-Mar-96               Lehman Brothers Inc.            18-Mar-96

1996 - C          27-Mar-96                Merrill Lynch & Co.            20-Mar-96

1996 - D           1-May-96                Merrill Lynch & Co.            24-Apr-96

1996 - E          21-May-96                 J.P. Morgan & Co.             13-May-96
